UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2017

PixarBio Corporation

(Name of Small Business Issuer in its Charter)

Delaware	47-1945113
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8B Industrial Way Salem, NH 03079

(Address of principal executive offices)

(617) 803-8838

(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).02(b)

Item 5.02 Departure of Directors or Certain Officers

Derek Bridges, a member of the Company’s Board of Directors resigned as of December 17, 2017. Mr. Bridges served on both the Board of Directors’ Audit Committee and the General Nominating and Compensation Committee.

Prior to his resignation, there was a disagreement with respect to extending the Employment Agreement of Katrin Holzhaus, the Chief Administration Officer and Secretary of PixarBio. Mr. Bridges sent an email dated December 14, 2017 to Ms. Holzhaus with respect to such extension. Mr. Reynolds, the Chairman of the Board of Directors and Chief Executive Officer of PixarBio sent an email dated December 17, 2017 to Mr. Bridges advising him that his email to Ms. Holzhaus was not authorized.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
17	Email from Derek Bridges dated December 17, 2017 at 9:46pm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PixarBio Corporation (the Company)
Dated: December 21, 2017	By:	/s/ Francis M. Reynolds
Name: Francis M. Reynolds
Title: Chief Executive Officer